Exhibit 99.1
UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE CARDINAL HEALTH, INC. DERIVATIVE LITIGATION	Case No. 2:19-cv-2491 Judge Sarah D. Morrison Magistrate Judge Elizabeth A. Preston Deavers

STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT, AND RELEASE

This Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”) is entered into this 25th day of Mayl, 2022, by and among: (i) co-lead plaintiffs in the above-captioned stockholder derivative action Melissa Cohen, Stanley M. Malone, and Michael Splaine (collectively, “Plaintiffs”); (ii) individual defendants David J. Anderson, Colleen F. Arnold, George S. Barrett, Carrie S. Cox, Calvin Darden, Bruce L. Downey, Patricia A. Hemingway Hall, Akhil Johri, Clayton M. Jones, Michael C. Kaufmann, Gregory B. Kenny, Nancy Killefer, David P. King, and J. Michael Losh (collectively, “Individual Defendants”); and (iii) nominal defendant Cardinal Health, Inc. (“Cardinal Health” or the “Company,” and, together with the Individual Defendants, “Defendants”), constituting the parties (the “Parties” and, individually, a “Party”) in the above-captioned action (the “Action”), by and through their respective undersigned counsel.
This Stipulation is intended to fully, finally, and forever compromise, resolve, discharge, release, and settle the Released Claims (defined below) and dismiss the Action with prejudice, upon the terms and subject to the conditions set forth herein.
A.Opioid-Related Litigation and Settlements
WHEREAS, in October 2008, Cardinal Health entered into a settlement agreement with the U.S. Department of Justice, Drug Enforcement Administration (“DEA”) (the “2008 Settlement”), to settle administrative claims relating to the Company’s distribution of controlled substances;
WHEREAS, in connection with the 2008 Settlement, Cardinal Health agreed to, among other things, pay $34 million in settlement of claims or potential claims for civil penalties and maintain a compliance program designed to detect and prevent diversion of controlled substances as required under the Controlled Substances Act and applicable DEA regulations;
WHEREAS, in May 2012, Cardinal Health entered into a settlement with the DEA (the “2012 Settlement”) to resolve a DEA order initiating administrative proceedings to revoke the registration of a Cardinal Health distribution center in Lakeland, Florida (the “2012 Lakeland Order”);
WHEREAS, in connection with the 2012 Settlement, Cardinal Health did not then agree to pay a fine, but the government reserved its right to seek civil fines based on the conduct alleged in the 2012 Lakeland Order;

WHEREAS, in December 2016, Cardinal Health settled the government’s reserved claims for civil fines in connection with the 2012 Settlement and agreed to pay the United States $34 million;
WHEREAS, in December 2016, Kinray, LLC, a New York-based subsidiary of Cardinal Health, agreed to pay $10 million to settle a suit by the United States alleging that Kinray had failed to report suspicious orders placed by New York area pharmacies between January 1, 2011 and May 14, 2012;
WHEREAS, on December 12, 2017, the U.S. Judicial Panel on Multi-District Litigation centralized and transferred pending federal opioid-related cases brought by state and local governments against Cardinal Health, McKesson Corporation (“McKesson”), AmerisourceBergen Corporation (“AmerisourceBergen”), and certain pharmaceutical and pharmacy companies, to Judge Dan Polster in the United States District Court for the Northern District of Ohio (the “MDL”);
WHEREAS, in December 2019, Cardinal Health entered into a settlement agreement to resolve opioid-related claims by two Ohio counties, Summit and Cuyahoga;
WHEREAS, in July 2021, a bench trial involving certain of the cases in the MDL concluded in West Virginia, and the parties in that suit are awaiting a verdict;
WHEREAS, on July 21, 2021, Cardinal Health announced that it, McKesson, and AmerisourceBergen, had negotiated a proposed settlement agreement and settlement process that, if all conditions were satisfied, would result in the settlement of the vast majority of opioid lawsuits filed by state and local government entities (the “2021 Agreement”);
WHEREAS, the 2021 Agreement was binding as of February 25, 2022 and effective as of April 2, 2022, and includes injunctive relief terms governing the settling distributors’ controlled substance anti-diversion programs (the “Injunctive Relief Terms”), a copy of which is attached as Exhibit A, that have been or will be implemented on or before July 1, 2022;
B.This Action
WHEREAS, prior to the filing of the Consolidated Amended Complaint in the Action (the “Amended Complaint”) (ECF No. 35, PAGEID # 1715-1800), Plaintiffs obtained books and records from Cardinal Health pursuant to Section 1701.37 of the Ohio Revised Code;
WHEREAS, between June 14, 2019 and January 13, 2020, Plaintiffs filed three separate derivative actions (the “Individual Actions”) in this Court: (1) Melissa Cohen v. Arnold, et al., Case No. 2:19-cv-2491; (2) Stanley M. Malone v. Anderson, et al., Case No. 2:19-cv-5442; and (3) Michael Splaine v. Anderson, et al., Case No. 2:20-cv-203;
WHEREAS, on January 28, 2020, this Court entered an order consolidating the Individual Actions for all purposes into the Action, under the caption In re Cardinal Health, Inc. Derivative Litigation, Case No. 2:19-cv-2491;
WHEREAS, on February 11, 2020, the Court appointed Gardy & Notis, LLP and Kessler Topaz Meltzer & Check, LLP as co-lead counsel for Plaintiffs (“Co-Lead Counsel”), Isaac Wiles Burkholder & Teetor, LLC and Strauss Troy Co., LPA as co-liaison counsel for Plaintiffs, and Mark Troutman, Esq. as trial counsel for Plaintiffs in the Action, and on February 6, 2021, Troutman joined The Gibbs Law Group, LLP and remained as trial counsel for Plaintiffs in the Action;

WHEREAS, on March 12, 2020, Plaintiffs filed the Amended Complaint;
WHEREAS, on June 19, 2020, Defendants filed a motion to dismiss the Amended Complaint (the “Motion to Dismiss”);
WHEREAS, the Parties fully briefed the Motion to Dismiss, and, on January 21, 2021, the Court held a hearing on the Motion to Dismiss;
WHEREAS, on February 8, 2021, the Court issued an order granting in part and denying in part the Motion to Dismiss (ECF No. 58, PAGEID # 2218-2263): (i) dismissing Count II of the Amended Complaint alleging waste of corporate assets, and (ii) sustaining Count I of the Amended Complaint alleging that the Individual Defendants breached their fiduciary duties;
WHEREAS, on March 25, 2021, United States Magistrate Judge Elizabeth A. Preston Deavers entered a Preliminary Pretrial Order (ECF No. 66, PAGEID # 2284-86), which, among other things, set certain deadlines for fact and expert discovery and other proceedings;
WHEREAS, on March 26, 2021, Plaintiffs propounded their First Request for Production of Documents, to which the Individual Defendants and Cardinal Health each served responses and objections on June 10, 2021;
WHEREAS, on April 7, 2021, Defendants each filed answers to the Amended Complaint and asserted various defenses with respect to Plaintiffs’ claims, and the Individual Defendants further denied that any fiduciary breach took place;
WHEREAS, between April 30, 2021 and December 1, 2021, Cardinal Health produced to Plaintiffs more than 15 million pages of documents;
WHEREAS, on October 28, 2021, Plaintiffs propounded their First Set of Interrogatories on Cardinal Health, to which Cardinal Health served responses and objections on December 8, 2021;
WHEREAS, the Parties engaged in numerous meet-and-confer sessions regarding various discovery matters and also began a discussion regarding a potential resolution of the Action;
C.The Settlement
WHEREAS, on December 9, 2021, counsel for the Parties and representatives of Defendants’ directors and officers liability insurers (“D&O Insurers”), participated in a mediation session with the Hon. Daniel Weinstein (Ret.) and Jed D. Melnick, during which the Parties agreed in principle to settle the Action in return for a cash payment of one hundred twenty-four million dollars ($124,000,000), to be paid by the D&O Insurers (the “Settlement Amount”) to the Company;
WHEREAS, after the substantive terms of the Settlement were agreed to, the Parties separately negotiated in good faith as to an appropriate Fee and Expense Award (defined below), and Cardinal Health has agreed, subject to approval of the Court, that Plaintiffs’ Counsel (defined below) are entitled to a fee and expense award of 25% of the Settlement Amount for their role in prosecuting and settling the Action;
WHEREAS, this Stipulation (together with the exhibits hereto) reflects the final and binding agreement by and among the Parties;

WHEREAS, Plaintiffs continue to believe that their claims have merit but, based upon Plaintiffs’ and Co-Lead Counsel’s investigation and prosecution of the Action, Plaintiffs and Co-Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to the Company and its stockholders;
WHEREAS, Plaintiffs have agreed to settle and release the claims asserted in the Action pursuant to the terms and provisions of this Stipulation, after considering (i) the substantial financial benefit under the Settlement; (ii) the comprehensive Injunctive Relief Terms already contemplated by the 2021 Agreement; (iii) the uncertain outcome, inherent delays, and significant risks of continued litigation; and (iv) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation;
WHEREAS, each of the Individual Defendants have denied, and continue to deny, that he or she committed, attempted to commit, or aided and abetted in the commission of, any breaches of fiduciary duty owed to Cardinal Health, or any violation of law or wrongdoing whatsoever, and expressly maintains that, at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of Cardinal Health and its stockholders;
WHEREAS, each of the Individual Defendants deny the allegations made by Plaintiffs in the Action and deny that Plaintiffs, Cardinal Health, or its stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants as alleged in the Action;
WHEREAS, Cardinal Health believes that the Settlement is in the best interest of the Company, its stockholders, and its employees;
WHEREAS, Defendants are entering into this Settlement for the benefit of Cardinal Health to eliminate the uncertain outcome, distraction, disruption, burden, and expense inherent in further litigation;
WHEREAS, the Parties agree that this Stipulation (including the exhibits hereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage or any defect in the defenses that Individual Defendants have, or could have asserted; and
WHEREAS, the Parties recognize and acknowledge that (i) Plaintiffs initiated, filed, and prosecuted this Action in good faith, (ii) Defendants defended the Action in good faith, and (iii) the terms of the Settlement and this Stipulation are fair, reasonable, and adequate to the Company and its stockholders.
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among Plaintiffs (for themselves and derivatively on behalf of Cardinal Health), the Individual Defendants, and Cardinal Health, each by and through their respective undersigned counsel, that in exchange for the consideration set forth below and the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, the Action and the Released Claims (as defined below) shall be and hereby are fully, finally, and forever settled, compromised, discharged, relinquished, and released, and the Action shall be dismissed with prejudice as to all Defendants and claims, with full preclusive effect, as to all Parties, upon and subject to the terms and conditions of the Stipulation, as set forth below.

1.DEFINITIONS

In addition to the terms defined elsewhere in this Stipulation, the following capitalized terms, used in this Stipulation, shall have the meanings specified below:
1.1 “Action” means the above-captioned action, In re Cardinal Health, Inc. Derivative Litigation, Case No. 2:19-cv-2491, as set forth above.
1.2 “Business Day” means any day other than a day on which the Court is required to close.
1.3 “Cardinal Health” or the “Company” means Cardinal Health, Inc., as set forth above.
1.4 “Co-Lead Counsel” means the law firms of Kessler Topaz Meltzer & Check, LLP and Gardy & Notis, LLP.
1.5 “Current Company Stockholder” means any Person who owns Cardinal Health common stock, as of the close of trading on the date of this Stipulation.
1.6 “Court” means the United States District Court for the Southern District of Ohio.
1.7 “D&O Insurers” means Defendants’ directors and officers liability insurers, as set forth above.
1.8 “Effective Date” means the date by which all of the events and conditions specified in Section 5.1 have been met and have occurred.
1.9 “Fee and Expense Award” has the meaning ascribed to it in Section 4.1 below.
1.10 “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of a disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage of time for seeking appellate or writ review without action. More specifically, it is that situation when: (i) no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed from the Judgment; or (ii) if an appeal is taken, the court of appeal has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal or writ proceeding, and the time for any reconsideration or further appellate review has passed. For purposes of this paragraph, an appeal or proceeding seeking subsequent judicial review pertaining solely to attorneys’ fees or expenses or service awards, including any Fee and Expense Award, shall not in any way delay or preclude the Judgment from becoming Final. Any reference to the “Finality” of the Judgment shall incorporate the definition of Final in this paragraph.
1.11 “Individual Defendants” means David J. Anderson, Colleen F. Arnold, George S. Barrett, Carrie S. Cox, Calvin Darden, Bruce L. Downey, Patricia A. Hemingway Hall, Akhil Johri, Clayton M. Jones, Michael C. Kaufmann, Gregory B. Kenny, Nancy Killefer, David P. King, and J. Michael Losh, as set forth above.

1.12 “Judgment” means the final order and judgment to be rendered by the Court, in all material respects substantially in the form attached as Exhibit B hereto.
1.13 “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached as Exhibit C hereto.
1.14 “Parties” means Plaintiffs, Individual Defendants, and Cardinal Health, as set forth above. “Party” means, individually, any of the Parties, as set forth above.
1.15 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, or any other business or legal entity.
1.16 “Plaintiffs” means Melissa Cohen, Stanley M. Malone, and Michael Splaine, as set forth above.
1.17 “Plaintiffs’ Counsel” means the law firms of Gardy & Notis, LLP, Kessler Topaz Meltzer & Check, LLP, Strauss Troy Co., LPA, Isaac Wiles Burkholder & Teetor, LLC, and The Gibbs Law Group, LLP.
1.18 “Preliminary Approval Order” means the order to be entered by the Court, in all material respects substantially in the form attached as Exhibit D hereto, including, among other things, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that notice be provided to Current Company Stockholders, and scheduling a Settlement Hearing to consider whether the Settlement, the proposed Fee and Expense Award, and service awards to Plaintiffs should be finally approved and whether the Judgment should be entered.
1.19 “Related Persons” means past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, representatives, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
1.20 “Released Claims” means, collectively, the Released Defendant Claims and the Released Plaintiff Claims.
1.21 “Released Defendant Claims” means any and all claims, rights, demands, obligations, controversies, debts, disputes, damages, losses, causes of action, issues, liabilities, and charges of any kind or nature whatsoever, whether in law or equity, including both known claims and Unknown Claims, suspected or unsuspected, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that

Defendants have or could have asserted against the Released Plaintiffs or their counsel, arising out of, relating to, based upon, or involving the institution, prosecution, or settlement of the claims asserted against the Individual Defendants; provided, however, that the Released Defendant Claims shall not include (1) any claims arising out of, based upon, or relating to the enforcement of the Settlement or this Stipulation, or (2) any claims by Defendants related to insurance coverage or the right to indemnification.
1.22 “Released Defendant Persons” means, collectively, each and all of the Individual Defendants and the Company, and their respective attorneys, and each and all of their respective Related Persons.
1.23 “Released Persons” means, collectively, the Released Defendant Persons and the Released Plaintiffs. “Released Person” means, individually, any of the Released Persons.
1.24 “Released Plaintiff Claims” means any and all claims, rights, demands, obligations, controversies, debts, disputes, damages, losses, causes of action, issues, liabilities, and charges of any kind or nature whatsoever, whether in law or equity, including both known claims and Unknown Claims, suspected or unsuspected, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that (i) were asserted in any of the complaints filed in the Action, or (ii) could have been, or could be, asserted by Cardinal Health directly, by Plaintiffs directly, or by Plaintiffs or any Cardinal Health stockholder derivatively on behalf of Cardinal Health, against the Released Defendant Persons in any court, tribunal, forum, or proceeding, concerning, arising from, relating to, based upon, or involving, in any way whatsoever, any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances that were alleged or referred to in any of the complaints filed in the Action or in the prosecution or settlement of the Action, including but not limited to any and all such claims that were, could have been, or could be asserted by Cardinal Health, Plaintiffs or any other Cardinal Health stockholder derivatively on behalf of Cardinal Health, concerning, arising from, or relating to Cardinal Health’s liabilities associated with settled, pending, or future litigation or claims of any nature concerning, arising from, or relating to the underlying facts, conduct, events, occurrences, transactions, or allegations set forth or referred to in any of the complaints, including the Amended Complaint, filed in the Action; provided, however, that the Released Plaintiff Claims shall not include any claims arising out of, based upon, or relating to the enforcement of the Settlement or this Stipulation. For the avoidance of doubt, the Released Plaintiff Claims do not cover, settle, or release any direct claims held by any current, former, or future Cardinal Health stockholder other than Plaintiffs, including any claims asserted under the federal or state securities laws.
1.25 “Released Plaintiffs” means each and all of the Plaintiffs and their respective attorneys, and each and all of their respective Related Persons.

1.26 “Settlement” means the settlement by and among the Parties on the terms and conditions set forth in this Stipulation.
1.27 “Settlement Amount” means one hundred twenty four million dollars ($124,000,000) in cash to be paid by Defendants’ D&O Insurers.
1.28 “Settlement Hearing” means the hearing to be held by the Court upon duly given notice to review this Stipulation and its exhibits, as well as the application for the Fee and Expense Award, and determine whether the Settlement should be finally approved, whether the Fee and Expense Award should be finally approved, whether service awards to Plaintiffs should be paid from any such award, and whether the Judgment should be entered.
1.29 “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached as Exhibit E hereto.
1.30 “Unknown Claims” means any Released Claims that any of the Parties or any Cardinal Health stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, including claims which, if known by him, her, or it, might have affected his, her, or its decision to settle or the terms of his, her, or its settlement with and releases provided to the other Parties, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Parties shall expressly waive, and, with respect to Released Plaintiff Claims that could have been or could be asserted derivatively on behalf of the Company, all other Cardinal Health stockholders by operation of the Judgment shall have expressly waived, the provisions, rights, and benefits of California Civil Code § 1542, or any other law of the United States or any state or territory of the United States, or principle of common law or foreign law that is similar, comparable, or equivalent to Section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties and each Cardinal Health stockholder may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity, but the Parties and each Cardinal Health stockholder derivatively on behalf of the Company shall expressly, fully, finally, and forever settle and release, and upon the Effective Date and by operation of the Judgment shall have settled and released, fully, finally, and forever, any and all Released Claims as applicable without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and the Cardinal Health stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.
2.SETTLEMENT CONSIDERATION

2.1 In consideration for the full and final release, settlement, and discharge of any and all Released Plaintiff Claims against the Released Defendant Persons and the dismissal with prejudice of the Action on the terms and conditions set forth in this Stipulation:
(a) Defendants shall cause their D&O Insurers to pay the Settlement Amount, less any Fee and Expense Award paid to Plaintiffs’ Counsel pursuant to Section 4.2, to the Company, by wire transfer or check at the option of the D&O Insurers, no later than twenty (20) Business Days after the later of (1) the Court’s order approving the Settlement and entering the Judgment pursuant to Section 5.1(a)-(b); and (2) receipt of payee information, check and/or wire instructions as applicable, and tax identification information for the payment from the Company; and
(b) to the extent the Settlement is terminated or cancelled pursuant to any of the conditions set forth in Section 5.2, the Company shall make a full refund to the D&O Insurers of the payment the Company received under Section 2.1(a), no later than twenty (20) Business Days after the Settlement has been so terminated or cancelled, and such refund will be distributed to the D&O Insurers in accordance with the provisions of separate funding agreements between Defendants and the D&O Insurers entered into in connection with the Settlement.
2.2 Defendants’ D&O Insurers’ payment of the Settlement Amount as provided in Sections 2.1(a) and 4.2 of this Stipulation shall constitute full and final satisfaction of all of the Released Plaintiff Claims. Defendants’ sole monetary obligation under the Settlement shall be to cause to be paid the Settlement Amount by their D&O Insurers as provided in this Stipulation, and they shall not be liable for any other amounts, including any Court-awarded attorneys’ fees and litigation expenses to Plaintiffs’ Counsel, which shall be paid, if awarded, out of the Settlement Amount.
3.SUBMISSION OF THE SETTLEMENT TO THE COURT FOR APPROVAL

3.1 As soon as practicable after this Stipulation has been executed, Plaintiffs’ Counsel shall submit this Stipulation, together with its exhibits, to the Court and file a motion for preliminary approval of the Settlement, requesting, among other things: (i) preliminary approval of the Settlement set forth in this Stipulation and entry of the Preliminary Approval Order substantially in the form attached as Exhibit D hereto; (ii) approval of the method of providing notice to Current Company Stockholders and approval of the forms of Notice and Summary Notice attached as Exhibits C and E hereto; and (iii) a date for the Settlement Hearing.
3.2 The proposed Preliminary Approval Order provides that, within ten (10) Business Days following the entry of a Preliminary Approval Order (the “Notice Date”), the Company shall: (i) file a Form 8-K with the SEC that includes the

Notice as an attachment; (ii) post this Stipulation and the Notice on the investor relations section of the Company’s website until the Effective Date of the Settlement; and (iii) issue a press release on PR Newswire or other equivalent national press release service that includes the Summary Notice. The proposed Preliminary Approval Order also provides that, within ten (10) Business Days of the Notice Date, the Company shall cause the Summary Notice to be published in The Wall Street Journal. The Company shall assume all administrative responsibility for and will pay any and all costs of notice of the Settlement by these methods, regardless of whether the Court approves the Settlement or the Effective Date fails to occur. Neither Plaintiffs nor Plaintiffs’ Counsel shall be responsible for any costs of notice of the Settlement, except that Co-Lead Counsel shall also make copies of the Notice and Summary Notice available on their respective websites, and shall bear the administrative responsibility for such posting and any costs thereof.
3.3 The Parties believe the content and manner of the Notice and Summary Notice, as set forth in Sections 3.1 and 3.2, constitutes adequate and reasonable notice pursuant to applicable law and due process.
3.4 The Parties agree to request that the Court hold a hearing in the Action no earlier than sixty (60) days after notice is given, at which time the Court will consider and determine whether the Judgment, substantially in the form of Exhibit B hereto, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate; (ii) dismissing with prejudice the Action; (iii) ruling upon Plaintiffs’ application for a Fee and Expense Award; and (iv) ruling upon Plaintiffs’ request for service awards.
3.5 Pending the Effective Date, the Parties agree that all proceedings and discovery in the Action shall be stayed (except as otherwise provided herein and in the proceedings necessary to effectuate the consummation and final approval of the Settlement) and not to initiate any other proceedings other than those related to the Settlement itself. The Parties shall not file, prosecute, instigate, or in any way participate in the commencement or prosecution of any of the Released Claims. The Parties shall cooperate to secure a postponement of any response deadline, hearing, or trial date(s) in the Action while this Settlement is under consideration by this Court.
4.FEE AND EXPENSE AWARD

4.1 In recognition of Plaintiffs’ Counsel’s role in prosecuting and settling the Action, Cardinal Health agrees that Co-Lead Counsel should receive a fee and expense award totaling 25% of the Settlement Amount, subject to Court approval (the “Fee and Expense Award”). Plaintiffs and Plaintiffs’ Counsel agree not to request any greater amount be awarded to Plaintiffs’ Counsel by the Court and not to seek the payment of attorneys’ fees and expenses from any person or entity other than Cardinal Health or Defendants’ D&O Insurers. Co-Lead Counsel also intend to seek Court approval of service awards for Plaintiffs of $2,500 each, which, if approved, will be paid out of the Fee and Expense Award.
4.2 The Parties acknowledge and agree that any Fee and Expense Award in connection with the Settlement shall be paid by Defendants’ D&O Insurers to Co-Lead Counsel, via wire transfer or check at the option of the D&O Insurers, from the Settlement Amount, no later than twenty (20) Business Days after the later of (i) the date of entry of the Court’s order awarding such fees and expenses; and (ii) receipt of payee information, check and/or wire instructions as applicable, and tax identification information for the payment from Co-Lead Counsel. Any Fee and Expense Award shall be paid out of, and not be in addition to, the Settlement Amount.
4.3 The payment of any Fee and Expense Award to Co-Lead Counsel shall be subject to the joint and several obligation of Co-Lead Counsel to:
(a) in the event the Settlement is terminated or cancelled pursuant to Section 5.2, make full refund of any such payment to the D&O Insurers, which will be distributed to the D&O Insurers in accordance with instructions to be provided by the Individual Defendants’ counsel consistent with the provisions of separate funding agreements between Defendants and the D&O Insurers entered into in connection with the Settlement; and
(b) in the event the Fee and Expense Award is reduced or reversed as a result of any appeal or further proceedings on remand or successful collateral attack and such order reducing or reversing the award has become final, pay to Cardinal Health, in accordance with instructions to be provided by Cardinal Health’s counsel, the portion of any such reduction or reversal.
4.4 Co-Lead Counsel, in their sole discretion, shall be responsible for distributing the Fee and Expense Award among Plaintiffs’ Counsel. Any fees or expenses associated with Co-Lead Counsel’s distribution of the Fee and Expense Award shall be borne solely by Co-Lead Counsel. Defendants and their respective counsel shall have no responsibility for, and no liability whatsoever with respect to, the distribution or allocation of the Fee and Expense Award. Any dispute regarding the distribution or allocation of the Fee and Expense Award shall have no effect on the Settlement or the Releases.
4.5 Except as otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Parties shall bear his, her, or its own costs, expenses, and attorneys’ fees.
4.6 The amount of any Fee and Expense Award shall be subject to Court approval. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the consideration of any Fee and Expense Award. Any changes by any court, including this Court, to the negotiated amount of any Fee and Expense Award, or to any service awards, will not otherwise affect the Finality of the Judgment or the validity of the Settlement, and the Parties’ obligations under the Settlement (except with respect to the payment of attorneys’ fees and expenses) shall not be conditioned on the resolution of, nor any ruling regarding, any Fee and Expense Award, including any service awards. Any orders or proceedings relating to any request for a Fee and Expense Award or service award, or any appeal from any order or proceedings relating thereto, shall not affect the validity of the

Settlement, operate to terminate or cancel the Stipulation, and/or affect or delay either the Effective Date or the Finality of the Judgment approving the Settlement.
5.CONDITIONS OF SETTLEMENT

5.1 The Effective Date of the Settlement shall be the date on which all of the following events have occurred:
(a) approval of the Settlement at or after the Settlement Hearing following notice to Current Company Stockholders as set forth in Section 3.2;
(b) entry of the Judgment, in all material respects in the form set forth as Exhibit B annexed hereto, approving the Settlement without the award of any damages, costs, or fees to any Party, except as provided for in this Stipulation; dismissing the Action with prejudice pursuant to the terms of this Stipulation; and releasing the Released Persons from the Released Claims; and
(c) the passing of the date upon which the Judgment, including dismissal of the Action with prejudice pursuant to the terms of this Stipulation, becomes Final.
5.2 If (i) the Court has refused to grant approval of the Settlement in any material respect, (ii) the Court alters the Judgment in any material respect prior to entry, or (iii) the Court enters the Judgment, but on or following appellate review, the Judgment is modified or reversed in any material respect, then this Stipulation and the Settlement shall be canceled and terminated, and the Judgment and any other order entered by the Court in accordance with the terms of this Stipulation and the Settlement shall be treated as vacated, nunc pro tunc, unless each of the Parties to this Stipulation, within ten (10) Business Days from receipt of such ruling, agrees in writing to proceed with the Settlement, including only with such modifications, if any, as to which all Parties agree; provided, however, that any such refusal, alteration, modification, or reversal with respect to any Fee and Expense Award or service award shall not be considered material to the Settlement, shall not affect the Finality of the Judgment, and shall not be grounds for cancelation or termination of this Stipulation and the Settlement.
5.3 If this Stipulation and the Settlement is canceled or terminated pursuant to Section 5.2 above, or fails to become Final in accordance with its terms or the Effective Date otherwise fails to occur, then: (i) the Settlement and the relevant portions of this Stipulation shall be canceled; (ii) Cardinal Health and Co-Lead Counsel shall comply with their repayment obligations set forth in Sections 2.1(b) and 4.3(a); (iii) the Parties shall be deemed to have reverted to their respective litigation status in the Action as of the date this Stipulation was executed; (iv) the terms and provisions of the Settlement and this Stipulation, with the exception of this Section 5.3, and Sections 2.1(b), 4.3(a), 7.1, 12.9, and 12.10, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if the Settlement and this Stipulation had not been entered; and (v) the Judgment and any other order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

6.DISMISSAL OF ACTION AND RELEASE OF CLAIMS

6.1 This Settlement is conditioned on the dismissal with prejudice of the Action at the time of final approval by the Court.
6.2 Plaintiffs shall provide reasonable documentary assistance to Defendants as requested to assist Defendants’ efforts to obtain dismissal of any stockholder derivative actions not listed above as part of the Action that may be later filed in any state or federal court asserting any of the Released Plaintiff Claims against the Released Defendant Persons.
6.3 Pursuant to the Judgment, without further action by anyone, upon the Effective Date, Cardinal Health acting directly, Plaintiffs acting directly on behalf of themselves and derivatively on behalf of Cardinal Health, and any other Cardinal Health stockholder acting derivatively on behalf of Cardinal Health, and any of their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns, shall be deemed to have, and by operation of the Judgment, shall have, fully, finally, and forever released, relinquished, settled, discharged, and dismissed with prejudice every one of the Released Plaintiff Claims (including Unknown Claims) against the Released Defendant Persons, and shall be forever barred and enjoined from asserting, commencing, instituting, prosecuting, or continuing to prosecute any of the Released Plaintiff Claims against any of the Released Defendant Persons.
6.4 Pursuant to the Judgment, without further action by anyone, upon the Effective Date, each of the Individual Defendants and Cardinal Health, and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns, shall be deemed to have, and by operation of the Judgment, shall have, fully, finally, and forever released, relinquished, settled, discharged, and dismissed with prejudice every one of the Released Defendant Claims (including Unknown Claims) against the Released Plaintiffs, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any of the Released Plaintiffs.
6.5 Nothing herein or in the Judgment shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation, the Settlement, or the Judgment.
7.NO ADMISSION OF WRONGDOING

7.1 Neither this Stipulation (whether or not consummated), including the exhibits hereto, the negotiations leading to the execution of the Settlement, nor any proceedings taken pursuant to or in connection with the Settlement, this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith):
(a) shall be offered against any of the Released Defendant Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendant Persons with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendant Persons, or in any way referred to for any other reason as against any of the Released Defendant Persons, in any action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;
(b) shall be offered against any of the Released Plaintiffs as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Plaintiffs that any of the Released Plaintiff Claims are without merit, that any of the Released Defendant Persons had meritorious defenses, or that damages recoverable under the Amended Complaint would not have exceeded the Settlement Amount, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs, in any action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or
(c) shall be construed against any of the Released Persons as an admission, concession, or presumption that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Parties, the Released Persons, and their respective counsel, may refer to the Stipulation (including the exhibits thereto) to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.
8.NO WAIVER

8.1 Any failure by any Party to this Stipulation to insist upon the strict performance by any other Party to this Stipulation of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party.
8.2 No waiver, express or implied, by any party to this Stipulation of any breach or default by any other Party to this Stipulation in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.
9.RETENTION OF JURISDICTION AND PREVAILING PARTY

9.1 The Court shall retain exclusive jurisdiction with respect to the interpretation, implementation, and enforcement of the terms of this Stipulation, and the Parties and their undersigned counsel submit to the jurisdiction of the Court for purposes of implementing and enforcement of the Settlement embodied in this Stipulation.

In any action brought to enforce the terms of this Stipulation and the Settlement contemplated by it, the party prevailing on any claim, matter, or issue shall be entitled to recover from the losing party all reasonable fees, expenses, and costs, including, but not limited to, attorneys’ fees, incurred in bringing such claim, matter, or issue.
10.RIGHT TO INJUNCTIVE RELIEF

10.1 The Parties acknowledge and agree that (i) any breach of this Stipulation may result in immediate and irreparable injury for which there is no adequate remedy available at law and (ii) in addition to any other remedies available, specific performance and injunctive relief are appropriate remedies to compel performance of this Stipulation.
11.SUCCESSORS AND ASSIGNS

11.1 This Stipulation is and shall be binding upon, and shall inure to the benefit of, the Parties (and, in the case of the releases, all Released Persons as third-party beneficiaries) and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns of any of the foregoing, including, but not limited to, any corporation or other entity with which any party hereto may merge, reorganize or otherwise consolidate.
12.MISCELLANEOUS

12.1 The Parties (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to act in good faith and cooperate fully with one another to take all reasonable and necessary steps to expeditiously implement the terms and conditions of the Settlement set forth in this Stipulation. The Parties agree to use their reasonable best efforts to obtain the Court’s approval of this Stipulation and the Settlement and a dismissal with prejudice of the Action (including, but not limited to, resolving any objections raised to the Settlement). The Parties represent and agree that the terms of this Stipulation and the Settlement were negotiated at arm’s-length and in good faith, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.
12.2 All of the exhibits attached hereto are material and integral parts hereof and shall be incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.
12.3 This Stipulation and the exhibits hereto constitute the entire agreement among the Parties with respect to the Settlement and this Stipulation and its exhibits, and supersede any and all prior negotiations, discussions, agreements, or undertakings with respect to such matters, and may not be amended or modified, nor may any of its provisions be waived, except by a writing signed by or on behalf of all of the Parties hereto or their successors-in-interest. All Parties acknowledge that, in entering into this Stipulation and Settlement, they are not relying upon any statements, agreements, representations, warranties, or inducements by any Party except as expressly set forth in this Stipulation.

12.4 Plaintiffs represent and warrant that they have not assigned or transferred or attempted to assign or transfer, to any Person any Released Plaintiff Claims or any portion thereof or interest therein.
12.5 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
12.6 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Ohio, and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of Ohio without giving effect to that State’s choice-of-law principles.
12.7 This Stipulation may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and such counterparts together constitute one and the same Stipulation. The Parties agree that signatures submitted through facsimile or by e-mailing .PDF files or signed using DocuSign shall constitute original and valid signatures.
12.8 Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out the provisions of this Stipulation through written agreement signed by counsel for all Parties.
12.9 To the extent permitted by law, all designations and agreements made and orders entered during the course of or in the Action relating to the confidentiality of documents or information shall survive this Stipulation and the Settlement, and any termination thereof. Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.
12.10 Whether or not the Stipulation and the Settlement is approved by the Court and whether or not the Stipulation and the Settlement is consummated, or the Effective Date occurs, the Parties and their counsel shall use their reasonable best efforts to keep all negotiations, discussions, and drafts in connection with the Stipulation and the Settlement confidential.
12.11 This Stipulation shall be treated as jointly drafted and will not be construed against any Party as the drafter.
12.12 All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.
12.13 Any Party may give notice or service to another Party under this Stipulation. Such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or email transmission, with confirmation of receipt. Notice shall be provided as follows:

For Plaintiffs:	Justin O. Reliford
KESSLER TOPAZ MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
jreliford@ktmc.com

Jennifer Sarnelli
GARDY & NOTIS, LLP
156 East 56th Street, 8th Floor
New York, NY 10022
jsarnelli@gardylaw.com
For Individual Defendants:	Robert W. Trafford
Porter Wright Morris & Arthur LLP
41 South High Street
Suites 2800 - 3200
Columbus, OH 43215
rtrafford@porterwright.com

William Savitt
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
WDSavitt@wlrk.com
For Cardinal Health:	Albert G. Lin Baker Hostetler 200 Civic Center Drive, Suite 1200 Columbus, OH 43215 alin@bakerlaw.com

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of May 25th, 2022.

KESSLER TOPAZ MELTZER & CHECK, LLP

____________________________
Lee Rudy
Eric L. Zagar
Justin O. Reliford
280 King of Prussia Road
Radnor, PA 19087
Phone: (610) 667-7706
Fax: (610) 667-7056
Email: lrudy@ktmc.com
Email: ezagar@ktmc.com
Email: jreliford@ktmc.com

Co-Lead Counsel Plaintiffs

GARDY & NOTIS, LLP

____________________________
James S. Notis
Jennifer Sarnelli
Meagan Farmer
126 East 56th Street, 8th Floor
New York, NY 10022
Phone: (212) 905-0509
Fax: (212) 905-0508
Email: jnotis@gardylaw.com
Email: jsarnelli@gardylaw.com
Email: mfarmer@gardylaw.com

Co-Lead Counsel Plaintiffs

THE GIBBS LAW GROUP, LLP

____________________________
Mark H. Troutman (0076390),
Trial Attorney*
Shawn K. Judge (0069493)*
505 14th Street, Suite 1110
Oakland, CA 94612
Phone: (510) 350-9700
Email: mht@classlawgroup.com
Email: sklj@classlawgroup.com
*Working from Ohio offices

Trial Counsel for Plaintiffs

STRAUSS TROY CO., LPA

____________________________
Richard S. Wayne (0022390)
William K. Flynn (0029536)
Robert R. Sparks (0073573)
150 E. Fourth Street
Cincinnati, OH 45202-4018
Phone: (513) 621-2120
Fax: (513) 629-9426
Email: rswayne@strausstroy.com
Email: wkflynn@strausstroy.com
Email: rrsparks@strausstroy.com

Liaison Counsel for Plaintiffs

WACHTELL LIPTON ROSEN & KATZ

____________________________
William Savitt
Lauren M. Kofke
Alexandra P. Sadinsky
51 West 52nd Street
New York, NY 10019
Phone: (212) 403-1000
Fax: (212) 403-2000
Email: wdsavitt@wlrk.com
Email: lmkofke@wlrk.com
Email: apsadinsky@wlrk.com

Counsel for the Individual Defendants

PORTER, WRIGHT, MORRIS & ARTHUR LLP

____________________________
Robert W. Trafford (0024447)
Trial Attorney
David S. Bloomfield, Jr. (0068158)
41 South High Street, Suite 2800
Columbus, OH 43215
Phone: (614) 227-2000
Fax: (614) 227-2100
Email: rtrafford@porterwright.com
Email: dbloomfield@porterwright.com

Counsel for the Individual Defendants

BAKER & HOSTETLER LLP

____________________________
Albert G. Lin (0076888)
Trial Attorney
Trischa Snyder Chapman (0086420)
Marissa A. Peirsol (0098203)
Erika Dackin Prouty (0095821)
200 Civic Center Drive, Suite 1200
Columbus, OH 43215
Phone: (614) 228-1541
Fax: (614) 462-2616
Email: alin@bakerlaw.com
Email: tchapman@bakerlaw.com
Email: mpeirsol@bakerlaw.com
Email: eprouty@bakerlaw.com

Counsel for Nominal Defendant